EXHIBIT 10.10

MICRON TECHNOLOGY, INC.
NONSTATUTORY STOCK OPTION PLAN

1.    Purposes of the Plan; Effective Date.

(a)    The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,

•to provide additional incentive to Employees and Consultants, and

•to promote the success of the Company's business.

Nonstatutory stock options may be granted under the Plan.

(b)    The Plan first became effective on [__________], 2016 (the “Effective Date”).

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)    “Affiliate” means (i) any subsidiary or parent company of the Company, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(c)    “Applicable Laws” means the legal requirements relating to the administration of stock option plans and the issuance of stock and stock options under federal securities laws, Delaware corporate and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” as a reason for an Optionee’s termination of employment shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Optionee and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Option Agreement, “Cause” shall mean any of the following acts by the Optionee, as determined by the Committee: (i) the commission by the Optionee of, or the Optionee’s pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company or any of its Affiliates; (ii) the Optionee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, whether or not such act was committed in connection with the business of the Company or any of its Affiliates; (iii) the willful and repeated failure by the Optionee to follow the lawful directives of the Board or the Optionee’s supervisor; (iv) any material violation of the Company’s written policies; (v) any intentional misconduct by the Optionee in connection with the Company and any of its Affiliate’s business or relating to the Optionee’s duties, or any willful violation of any laws, rules or regulations; or (vi) the Optionee’s material breach of any employment, severance, non-competition, non-solicitation, confidential information, or restrictive covenant agreement, or similar agreement, with the Company or an Affiliate. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Optionee and the Company.

(f)    “Change in Control” means "Change in Control" means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

(iv)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

(h)    “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i)    “Common Stock” means the Common Stock of the Company.

(j)    “Company” means Micron Technology, Inc., a Delaware corporation.

(k)    “Consultant” means any person, including an advisor, engaged by the Company or a parent, subsidiary or Affiliate to render services. The term “Consultant” shall not include any person who is also an Officer or Director of the Company.

(l)    “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship with the Company, any parent, subsidiary, or Affiliate, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company, (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor or (iii) change in status from either an Employee to a Consultant or a Consultant to an Employee. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

(m)    “Director” means a member of the Board.

(n)    “Disability” or “Disabled” means the applicable authorized party under the long-term disability plan (the “LTD Plan”) maintained by the Employee’s employer (either the Company or an Affiliate) has provided written notification that the Employee qualifies for disability benefits under the LTD Plan (a “Disability Notice”). If the Employee is not eligible for disability benefits under any applicable LTD Plan, then the Employee shall not qualify as Disabled under this Plan.

(o)    “Employee” means any person, except Officers and Directors, employed by the Company or any parent, subsidiary or Affiliate of the Company.

(p)     “Exchange” means any national securities exchange or national market system on which the Common Stock may from time to time be listed or traded.

(q)    “Fair Market Value” of the Common Stock, on any date, means: (i) if the Common Stock is listed or traded on any Exchange, the closing price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable; (ii) if the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(r)    “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is subject to the terms and conditions of the Option Agreement.

(s)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)    “Option” means a nonstatutory stock option granted pursuant to the Plan. Such option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)    “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v)    “Optioned Stock” means the Common Stock subject to an Option.

(w)    “Optionee” means an Employee or Consultant who holds an outstanding Option.

(x)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(y)        “Plan” means this Nonstatutory Stock Option Plan.

(z)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(aa)    “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(bb)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(cc)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

3.    Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares, which may be optioned and sold under the Plan, is 59,603,088. The Shares may be authorized, but, unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

4.    Administration of the Plan.

(a)    Procedure. The Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)    to determine the Fair Market Value of the Common Stock;

(ii)    to select the Consultants and Employees to whom Options may be granted hereunder;

(iii)    to determine whether and to what extent Options are granted hereunder;

(iv)    to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)    to approve forms of agreement for use under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)    to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld; and

(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator's Decision. The Administrator's decisions, determinations, and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.    Eligibility. Options may be granted to Employees and Consultants. Employees and Consultants who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

6.    Limitations. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

7.    Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect until terminated under Section 14 of the Plan.

8.    Term of Option. The term of each Option shall be stated in the Notice of Grant.

9.    Option Exercise Price and Consideration.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than the Fair Market Value per share on the date of grant of the Option.

(b)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In doing so, the Administrator may specify that an Option may not be exercised until either the completion of a service period or the achievement of performance criteria with respect to the Company or the Optionee.

(c)    Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i)    cash;

(ii)    check;

(iii)    promissory note;

(iv)    other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)    delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(vi)    a reduction in the amount of any Company liability to the Optionee, other than any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

(vii)    any combination of the foregoing methods of payment; or

(viii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted thereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Employment or Consulting Relationship. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it as the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 30 days following the Optionee's termination of Continuous Status as an Employee or Consultant. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)    Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, all vesting restrictions on the Option shall lapse and the Option will become fully exercisable. The Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Optionee. In the event of the death of an Optionee, all vesting restrictions on the Option shall lapse and the Option will become fully exercisable. The Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)    Suspension. Any Optionee who is also a participant in the Retirement at Micron (“RAM”) Section 401(k) Plan and who requests and receives a hardship distribution form the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions to the Plan.

11.    Non-Transferability of Options. Unless otherwise specified by the Administrator in the Option Agreement, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

(a)    Changes in Capitalization.

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of issued shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.

Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limit under Section 3 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Section 12 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned stock, including Shares as to which the Option would not otherwise be exercisable.

(c)    Merger or Asset Sale.

Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization or combination or exchange of shares or any transaction described in Section 12(a)), the Administrator may, in its sole discretion, provide (i) that Options will be settled in cash rather than Common Stock, (ii) that Options will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Options will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Options may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Common Stock, as of a specified date associated with the transaction, over the exercise price of the Option, or (v) any combination of the foregoing. The Administrator's determination need not be uniform and may be different for different Optionees whether or not such Optionees are similarly situated.

(d)    Change in Control. The provisions of this Section 12(d) shall apply in the case of a Change in Control, unless otherwise provided in the Option Agreement or any special Plan document or separate agreement with an Optionee governing an Option.

(i)    With respect to Options assumed by the surviving corporation in a Change in Control or otherwise equitably converted or substituted in connection with a Change in Control: if within one year after the effective date of the Change in Control, an Optionee’s employment is terminated without Cause, then each of that Optionee’s outstanding Options shall become vested and fully exercisable as of the date of termination. Any Options shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Option Agreement.

(ii)    Upon the occurrence of a Change in Control, and except with respect to any Options assumed by the surviving corporation in the Change in Control or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: all outstanding Options shall become vested and fully exercisable as of the effective date of the Change in Control.

(e)    General. Any discretionary adjustments made pursuant to this Section 12 shall be subject to the provisions of Section 14.

13.    Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. Except as provided herein, the Board may at any time amend, alter, suspend, or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Optionee, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

(i)    increase the number of shares that may be issued under the Plan;

(ii)    change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(iii)    materially increase the benefits which may accrue to participants under the Plan.

(b)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

(c)    Compliance Amendments. Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, the Committee may amend the Plan or any Notice of Grant, Option Agreement or other applicable agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Notice of Grant, Option Agreement or other applicable agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Option under this Plan, an Optionee agrees to any amendment made pursuant to this Section to any Option granted under the Plan without further consideration or action.

15.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all Applicable Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.    Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.    Restriction on Repricing. Without the prior approval of the shareholders of the Company, the Administrator shall not reprice any Options issued under the Plan through cancellation and regrant, by lowering the exercise price, or by any other means.

19.    Special Provisions Related To Section 409A of the Code.

(a)    Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Notice of Grant, Option Agreement or other applicable agreement by reason of the occurrence of a Change in Control, or the Optionee's Disability or separation from service, such amount or benefit will not be payable or distributable to the Optionee by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Option upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Notice of Grant, Option Agreement or other applicable agreement that is permissible under Section 409A.

(b)    If any one or more Options granted under the Plan to an Optionee could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Options in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Options or portions thereof will be subject to such exemptions.

(c)    Notwithstanding anything in the Plan or in any Notice of Grant, Option Agreement or other applicable agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or in any Notice of Grant, Option Agreement or other applicable agreement by reason of an Optionee's separation from service during a period in which the Optionee is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)    if the payment or distribution is payable in a lump sum, the Optionee's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Optionee's death or the first day of the seventh month following the Optionee's separation from service; and

(ii)    if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Optionee's separation from service will be accumulated and the Optionee's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Optionee's death or the first day of the seventh month following the Optionee's separation from service, whereupon the accumulated amount will be paid or distributed to the Optionee and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.